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EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Bon-Ton Stores, Inc.:

        We consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 33-43105, 33-51954, 333-36661, 333-36725, 333-46974, 333-65120, 333-118700, 333-139107, 333-156523, 333-160200, 333-169063 and 333-178338), and Form S-3 (File Nos. 333-112425 and 333-167322) of The Bon-Ton Stores, Inc. of our reports dated April 11, 2012, with respect to the consolidated balance sheets of The Bon-Ton Stores, Inc. and subsidiaries as of January 28, 2012 and January 29, 2011, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the fiscal years in the three-year period ended January 28, 2012, and the related financial statement schedule and the effectiveness of internal control over financial reporting as of January 28, 2012, which reports appear in the January 28, 2012 annual report on Form 10-K of The Bon-Ton Stores, Inc.

/s/ KPMG LLP

Harrisburg, Pennsylvania
April 11, 2012

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  EXHIBIT 23
Consent of Independent Registered Public Accounting Firm